EXHIBIT 21
                            IONICS, INCORPORATED

                       SUBSIDIARIES OF THE REGISTRANT



                                             State or Other Jurisdiction
        Name                                       of Incorporation

Agar Technologies Process and Environmental
  Control Ltd.                                       Israel
Apollo Ultrapure Water Systems, Inc.                 California
Aqua Design, Inc.*                                   California
Aquarelle S.A. +                                     France
Elite Chemicals Pty. Ltd.                            Australia
Global Water Services, S.A.++                        Panama
Ionics Asia-Pacific Pte. Ltd.                        Singapore
Ionics (Bermuda) Ltd.*                               Bermuda
Ionics Enersave Engineering Sdn Bhd**                Malaysia
Ionics Foreign Sales Corporation Limited             Jamaica
Ionics France S.A.                                   France
Ionics Iberica, S.A.                                 Spain
Ionics Italba, S.p.A.                                Italy
Ionics (Korea) Ltd.                                  Delaware
Ionics Life Sciences, Inc.                           New Jersey
Ionics Nederland B.V.                                The Netherlands
Ionics Ultrapure Water Corporation                   California
Ionics (U.K.) Limited                                United Kingdom
Ionics Watertec Pty. Ltd.                            Australia
Resources Conservation Co. International             Delaware
Separation Technology, Inc.***                       Minnesota
Sievers Instruments, Inc.                            Colorado
Springfield Elite Technologies, Inc.                 Massachusetts

* The Registrant, either directly, through Aqua Design, Inc. or through Ionics (Bermuda) Ltd., wholly owns nine subsidiary corporations incorporated in various Caribbean jurisdictions. These subsidiary corporations own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

** Registrant through Ionics Iberica, S.A. owns 55% of this entity.

*** Owns a U.K. subsidiary, SeparaTech Limited.

+   This entity is wholly owned by Ionics France S.A.
++  This entity is wholly owned by Ionics (U.K.) Ltd.
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